UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
iGo, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, AZ (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Address of principal executive offices and Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 21, 2011, iGo, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the adoption of the Second Amendment to the Company’s Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024 and increase the number of authorized shares by 3,000,000, from 2,350,000 to 5,350,000.
     The material features of the Company’s Omnibus Long-Term Incentive Plan are described in the Company’s definitive Proxy Statement for the Annual Meeting of Stockholders. This description of the Second Amendment to the Company’s Omnibus Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.
     On April 21, 2011, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of iGo approved target bonuses under iGo’s annual discretionary bonus program for certain executives for 2011 (the “Bonus Program”). Under the Bonus Program, each of the Company’s senior executives, including Michael D. Heil, President and Chief Executive Officer, Darryl S. Baker, Vice President, Chief Financial Officer and Treasurer, Brian Dennison, Vice President, Americas Sales, Brian M. Roberts, Vice President, General Counsel and Secretary, and Walter F. Thornton, Vice President, Product Management and Supply Chain, are eligible to receive an annual discretionary bonus, based on iGo’s overall business and financial performance.
     Bonuses will be calculated using a formula that includes: (a) the executive’s salary, (b) the executive’s target bonus, and (c) such other discretionary factors as the Committee determines appropriate given the performance of iGo, and the participant’s contribution to iGo’s overall performance, including the growth and creation of increased stockholder value through the efficient use of iGo’s assets. Bonuses will be paid in cash at the discretion of the Committee upon an evaluation to be conducted by the Committee.
     The following table sets forth the target bonus for each of Messrs. Heil, Baker, Dennison, Roberts and Thornton:

	Percentage of	Quarterly Commission % of
Named Executive Officer	Annual Salary(1)	Quarterly Salary(2)
Michael D. Heil	70%	Not applicable
Darryl S. Baker	50%	Not applicable
Brian Dennison	35%	0 - 35%
Brian M. Roberts	50%	Not applicable
Walter F. Thornton	50%	Not applicable

(1)	Participants have the opportunity to receive up to two times the stated bonus percentage of base salary based on the performance of the individual and iGo. These bonus payments will be based on a percentage of the participant’s annual base salary.

(2)	Mr. Dennison is also eligible to receive a quarterly commission under the Bonus Program in 2011 based on iGo’s quarterly revenue. Mr. Dennison has the opportunity to receive up to two times the stated commission percentage of base salary based on iGo’s quarterly revenue performance. These commission payments will be based on a percentage of Mr. Dennison’s quarterly salary.
     A copy of the 2011 Bonus Program is filed as Exhibit 10.2.
     There were no changes to the base salaries of the named executive officers for 2011 and no bonuses were earned by the named executive officers under iGo’s executive bonus program for 2010.
     On April 21, 2011, the Committee also adopted revised termination and change of control programs for each of Messrs. Heil, Baker, Dennison, Roberts and Thornton as follows:

     Mr. Heil. If Mr. Heil is terminated without cause or as a result of his constructive termination, he is entitled to receive (a) an amount equal to twelve months of his then applicable salary, (b) an amount equal to his targeted bonus for the applicable calendar year multiplied by a fraction, the numerator of which shall be the actual days he was employed by iGo during such calendar year, and the denominator of which shall be 365, and (c) a pro-rated number of his unvested restricted stock units (“RSUs”) shall vest automatically, determined by multiplying the number of unvested RSUs by a fraction, the numerator of which is the number of complete months of his continuous employment from the grant date of the RSUs and the denominator of which is the number of complete months between the grant date of the RSUs and the original time based vesting date, and (d) continued health benefits for a period of six months. In the event Mr. Heil is terminated following a change in control of iGo, Mr. Heil shall be entitled to receive (a) an amount equal to eighteen months of his then applicable salary, (b) an amount equal to eighteen months of his targeted bonus for the applicable calendar year, (c) full vesting of his unvested RSUs, and (d) continued health benefits for a period of eighteen months.
     Messrs. Baker, Dennison, Roberts and Thornton. If Messrs. Baker, Dennison, Roberts or Thornton are terminated without cause or as a result of their constructive termination, each is entitled to receive (a) an amount equal to six months of his then applicable salary, (b) a pro-rated number of his unvested RSUs shall vest automatically, determined by multiplying the number of unvested RSUs by a fraction, the numerator of which is the number of complete months of his continuous employment from the grant date of the RSUs and the denominator of which is the number of complete months between the grant date of the RSUs and the original time based vesting date, and (c) continued health benefits for a period of six months. In the event Messrs. Baker, Dennison, Roberts or Thornton is terminated following a change in control of iGo, they shall be entitled to receive (a) an amount equal to twelve months of their then applicable salary, (b) an amount equal to twelve months of their targeted bonus for the applicable calendar year, (c) full vesting of their unvested RSUs, and (d) continued health benefits for a period of twelve months.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On April 21, 2011, the Company held its 2011 Annual Meeting. A total of 25,921,982 shares were present or represented by proxy at the Annual Meeting, representing 78.54% of the total outstanding eligible votes. The following matters were voted on at the Annual Meeting.
Proposal One: Election of two members of the Board of Directors, for a three-year term, to serve until the annual meeting of stockholders in 2014.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter L. Ax	12,665,170	291,618	12,965,194
Michael J. Larson	12,521,524	435,264	12,965,194
Proposal Two: Approve an amendment to the Company’s Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

11,993,154	896,374	67,260	12,965,194
Proposal Three: Approve an amendment to the Company’s Omnibus Long-Term Incentive Plan to increase the number of authorized shares by 3,000,000, from 2,350,000 to 5,350,000.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

11,942,610	976,017	38,161	12,965,194
Proposal Four: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstain

25,707,067	195,334	19,581

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan+
10.2	iGo, Inc. 2011 Executive Bonus Plan+

+	Management or compensatory plan or agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.
Dated: April 26, 2011	By:	/s/ Darryl S. Baker
Darryl S. Baker
Vice President, Chief Financial Officer & Treasurer